NEWS RELEASE

  MEDIA CONTACT:
    James Peters, 678 579 5266

  INVESTOR CONTACT:                                             [MIRANT LOGO]
    John Robinson, 678 579 7782

  STOCKHOLDER INQUIRIES:
    678 579 7777

                                                                August 28, 2003




                      MIRANT REPORTS FIRST QUARTER RESULTS

         ATLANTA - Mirant today reported a $28 million net loss for the first quarter 2003, or a loss of 7 cents per diluted share. This compares to a restated net loss of $10 million for the first quarter 2002, or a restated loss of 6 cents per diluted share.

         The 2003 first quarter results include a $15 million loss from discontinued operations and a $28 million charge primarily related to the adoption of the provisions of the Financial Accounting Standards Board's Emerging Issues Task Force (EITF) Issue 02-03 (that rescinded the prior EITF consensus 98-10 related to accounting for contracts involved in energy trading and risk management activities).

         - NOTE: Restated first quarter 2002 results reflect $305 million in restructuring charges, net of gains from asset sales previously disclosed. For a more detailed discussion of the 2002 first quarter restatements please see Note C to the Consolidated Financial Statements in the Company's 2003 Form 10-Q for the first quarter, filed with the Securities and Exchange Commission (SEC).

         2003 FIRST QUARTER RESULTS

         - Income from continuing operations was $15 million, or 4 cents per diluted share.

         - Gross margin for the first quarter 2003 was $520 million compared to $587 million for the first quarter 2002.

         - Total operating revenue for first quarter 2003 was $1.5 billion compared to $959 million for 2002, reflecting increased power sales volumes and higher market prices for power.

Mirant Reports First Quarter Results                                     Page 2


         - NOTE: These revenue levels reflect Mirant's adoption of the provisions of the Financial Accounting Standards Board's EITF Issue 02-03 with respect to netting revenues and expenses on energy marketing contracts.

- Cost of fuel, electricity and other products for the first quarter of 2003 was $978 million, compared to $372 million for 2002. This increase reflects significantly increased prices paid for natural gas, oil, and purchased power, unfavorable power price fluctuations related to power sales agreements in the Mid-Atlantic region, hedging losses related to the company's risk management activities and lower trading results. Additionally, Mirant experienced unplanned plant outages and transmission interruptions, which increased purchased power requirements.

- Operating Expenses other than costs of fuel, electricity and other products for the first quarter of 2003 were $347 million, compared to $907 million for the first quarter 2002. The 2002 amount reflected $555 million in restructuring costs.

- Net cash used in operating activities for the first quarter 2003 was $238 million, compared to $347 million cash provided by operating activities for 2002.

         - In the first quarter of 2003, net collateral and other working capital outflows used $283 million, as compared to generating $155 million in the first quarter of 2002.

         - As of Aug. 15, 2003, Mirant had approximately $1.29 billion in total cash and cash equivalents; approximately $226 million of which is legally restricted and $125 million of which is held for operating, working capital or other purposes at various subsidiaries. The total cash and cash equivalents is $220 million lower than the $1.51 billion the company had at March 31, 2003.

QUARTERLY REVIEW OF OPERATIONS BY BUSINESS SEGMENT

         - North American operations reported income from continuing operations before income taxes and minority interest of $65 million compared to a loss from continuing operations before income taxes and minority interest of $351 million for the first quarter 2002 (as restated).

         - International operations reported income from continuing operations before income taxes and minority interest of $82 million compared to income from continuing operations before income taxes and minority interest of $349 million for the first quarter 2002 (as restated). This decrease reflects the sale of Bewag, a Berlin-based utility, in the first quarter 2002.

         - Corporate (and other income and expenses) reported a loss from continuing operations before income taxes and minority interest of $96 million, including

Mirant Reports First Quarter Results                                     Page 3


                  $48 million of interest expenses, compared to a loss from continuing operations before income taxes and minority interest of $72 million for the first quarter 2002 (as restated).

         In addition, Mirant filed amended Forms 10-Q for each of the first, second and third quarters of 2002, as well as an amended 2002 Form 10-K for its Mirant Americas Generation, LLC subsidiary. Also, Forms 15 were filed by the previous voluntary filers, Mirant Americas Generation and Mirant Mid-Atlantic, indicating that those entities would no longer be submitting SEC filings in the future.

         Mirant is a competitive energy company that produces and sells electricity in North America, the Caribbean, and the Philippines. Mirant owns or controls more than 22,000 megawatts of electric generating capacity globally. We operate an integrated asset management and energy marketing organization from our headquarters in Atlanta. For more information, please visit www.mirant.com.

                                      # # #

CAUTIONARY NOTE: Our business involves known and unknown risks related to future events, our future financial performance or our projected business results. Our business may be materially affected by various factors, which include:

GENERAL FACTORS

         - legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the electric utility industry; changes in state, federal and other regulations (including rate and other regulations); changes in, or application of, environmental and other laws and regulations to which we and our subsidiaries and affiliates are subject;

         - the failure of our assets to perform as expected or the extent and timing of the entry of additional competition in the markets of our subsidiaries and affiliates;

         - our pursuit of potential business strategies, including the disposition of assets, termination of construction of certain projects or internal restructuring;

         - changes in market conditions, including developments in energy and commodity supply, demand, volume and pricing;

         -        weather and other natural phenomena;

         - war, terrorist activities or the occurrence of a catastrophic loss;

         - deterioration in the financial condition of our counterparties and the resulting failure to pay amounts owed to us or perform obligations or services due to us; and

         - the disposition of the pending litigation described in our most recent Form 10-Q as well as the Company's Form 10-K filed on April 30, 2003;

Mirant Reports First Quarter Results                                     Page 4


BANKRUPTCY-RELATED FACTORS

         - the actions and decisions of creditors of Mirant and of other third parties with interests in the voluntary petitions for reorganization filed on July 14, 2003 by Mirant Corporation and substantially all of its wholly-owned U.S. subsidiaries under Chapter 11 of the Bankruptcy Code;

         - the ability of Mirant to reach agreements with lenders, creditors and other stakeholders regarding a comprehensive restructuring and to continue as a going concern;

         - the effects of the Chapter 11 filings on our liquidity and results of operations;

         - the instructions, orders and decisions of the bankruptcy court and other effects of legal and administrative proceedings, settlements, investigations and claims;

         - the ability of Mirant to operate pursuant to the committed debtor-in-possession financing;

         - the ability of Mirant to obtain and maintain normal terms with vendors and service providers and to maintain contracts that are critical to their operations;

         - the direct or indirect effects on our business of a lowering of our credit rating or that of Mirant Americas Generation, Mirant Mid-Atlantic or Mirant Americas Energy Marketing (or actions taken by us or our affiliates in response to changing credit ratings criteria), including, increased collateral requirements to execute our business plan, demands for increased collateral by our current counterparties, curtailment of certain business operations in order to reduce the amount of required collateral, refusal by our current or potential counterparties or customers to enter into transactions with us and our inability to obtain credit or capital in amounts needed or on terms favorable to us; and

         - the ability of Mirant to fund and execute their respective business plans.

         Additionally, the terms of any reorganization plan ultimately confirmed, can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of the liabilities and/or securities of Company, Mirant Americas Generation and Mirant Mid-Atlantic receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.